Exhibit 99.1

PacificNet Receives Notification From Nasdaq

Shenzhen, China, April 4 /Xinhua-PRNewswire/ -- PacificNet, Inc. (Nasdaq GM: PACT) today announced that on March 30, 2007, it received a letter from the Nasdaq Stock Market indicating that the Company's common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires, among other things, that annual reports filed with Nasdaq contain audited financial statements.  The Nasdaq delisting letter was issued as a result of the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission on March 22, 2007, which stated that its former independent auditor, Clancy & Co., P.L.L.C, withdrew its previously issued audit reports related to the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004.  Nasdaq has advised that as a result of the withdrawal of the audit report, PacificNet’s Annual Reports on Form 10-KSB that include financial statements for the fiscal years ended December 31, 2005 and 2004 are incomplete and therefore insufficient to satisfy Nasdaq Marketplace Rule 4310(c)(14).

The Company's securities are subject to delisting from the Nasdaq Stock Market at the opening of business on April 11, 2007, unless the Company requests a hearing on or prior to April 9. 2007, in accordance with the Marketplace Rule 4800 Series.  PacificNet plans to appeal Nasdaq’s determination by requesting an oral hearing, before the Nasdaq Listing Qualifications Panel.  A hearing request will automatically stay the suspension and delisting of PacificNet's common stock pending the Panel's review and determination. There can be no assurance that the Panel will grant the Company's request for continued listing.

PacificNet is currently in the process of evaluating the reasons for the withdrawal of the audit reports for the years indicated and determining how quickly it can obtain the reinstatement of such audit reports or new audit reports regarding such years from its current independent public auditors.  The audit committee of the Company is aware of the issued raised and is conducting an internal investigation of PacificNet’s option grant practices for the years 2003, 2004 and 2005 and expects that the results of that investigation will influence the resolution of the larger issues of the audit report and compliance with the NASDAQ listing requirements.

About PacificNet
PacificNet Inc. (http://www.PacificNet.com) is a leading provider of Customer Relationship Management (CRM), mobile Internet, e-commerce and gaming technology in China. PacificNet's clients include the leading telecom companies, banks, insurance, travel, marketing and business services companies and telecom consumers in Greater China. PacificNet's corporate clients include China Telecom, China Mobile, Unicom, PCCW, Hutchison Telecom, Bell24, Motorola, Nokia, SONY, TCL, Huawei, American Express, Citibank, HSBC, Bank of China, Bank of East Asia, DBS, TNT, Hong Kong Government, and leading hotel- casinos in Macau and Asia. PacificNet employs over 1,400 staff in its various subsidiaries throughout China with offices in Hong Kong, Beijing, Shenzhen, Guangzhou, Macau, and branch offices in 28 provinces in China and is headquartered in Beijing and Hong Kong.

Safe Harbor Statement
This Company's announcement contains forward-looking statements. We may also make written or oral forward-looking statements in our periodic reports to the SEC on Forms 10-K, 10-Q, 8-K, etc., in our annual report to shareholders, in our proxy statements, in press releases and other written materials and in oral statements made by our officers, directors or employees to third parties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, and fluctuations in quarterly and annual operating results. Further information regarding these and other risks is included in PacificNet's Form 10K and other filings with the SEC.

Contact:
PacificNet USA office:
Jacob Lakhany, Tel: +1-605-229-6678

PacificNet Beijing office:
Ada Yu, Tel: +86 (10) 59225000
23rd Floor, Building A, TimeCourt, No.6 Shuguang Xili, Chaoyang District,
Beijing, China 100028

PacificNet Shenzhen Office:
Tel: +86 (10) 33222088
Room 4203, JinZhongHuan Business Center, Futian District,
Shenzhen, China 518040